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                                                                     EXHIBIT 4.4


                          THIRD SUPPLEMENTAL INDENTURE

                           THIRD SUPPLEMENTAL INDENTURE (the "Third Supple-
mental Indenture"), dated as of March 30, 2000, among Marketing Specialists Corporation (formerly known as Merkert American Corporation), a Delaware corporation (the "Company"), the Guarantor Subsidiaries set forth on the signature pages hereto (the "Guarantor Subsidiaries"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (formerly know as Texas Commerce Bank, National Association), a national banking association, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, Richmont Marketing Specialists Inc. ("Richmont") and the Existing Guarantor Subsidiaries have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 19, 1997, providing for the issuance of an aggregate principal amount of up to $150,000,000 of 10 1/8% Senior Subordinated Notes due 2007 (the "Securities");

                  WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of April 28, 1999, by and among the Company, Richmont and the stockholders of Richmont, Richmont merged with and into the Company and, pursuant to Section
5.01 of the Indenture, the Company executed and delivered to the Trustee a supplemental indenture (the "First Supplemental Indenture") pursuant to which the Company expressly assumed all the obligations of Richmont under the Securities and the Indenture;

                  WHEREAS, pursuant to the Second Supplemental Indenture, dated as of October 13, 1999, by and among Paul Inman Associates, Inc., ("Paul Inman") a wholly-owned subsidiary of the Company, the Existing Guarantor Subsidiaries (as defined therein) and the Trustee, Paul Inman unconditionally guaranteed all of the Company's obligations under the Securities and Indenture on the terms and subject to the considerations set forth in Article XI and
Article XII of the Indenture;

                  WHEREAS, the Company desires to amend certain provisions of the Indenture as set forth herein, and it has received the consent of the holders of a majority in principal amount of the Securities currently outstanding to such amendments; and



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                  WHEREAS, pursuant to Section 9.02 of the Indenture, the
Trustee, the Company and the Existing Guarantor Subsidiaries are authorized to execute and deliver this Third Supplemental Indenture.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Existing Guarantor Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                  1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  (b) For all purposes of this Third Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires, the words "herein," "hereof" and "hereby" and other words of similar import used in this Third Supplemental Indenture refer to this Third Supplemental Indenture as a whole and not to any particular section hereof.

                  2.       Amendments to Section 1.01: Definitions. Section
1.01 of the Indenture shall be amended as follows:

                  (a) The definition of Credit Agreement in Section 1.01 shall be deleted in its entirety and replaced with the following new definition:

                  "Credit Agreement" means (i) the Credit Agreement, dated as of March 30, 2000, as amended, restated, waived or otherwise modified from time to time, among the Company and certain of its subsidiaries, as borrowers, The Chase Manhattan Bank, as agent for the lenders and the lenders from time to time party thereto, and (ii) the Second Amended and Restated Credit Agreement, dated as of March 30, 2000, as amended, restated, waived or otherwise modified from time to time, among the Company, the lenders from time to time party thereto and First Union National Bank, as agent for the lenders (except in each case to the extent that any such amendment, waiver or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Securities at the time outstanding)."




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                  (b)      The definition of Senior Credit Documents in Section
1.01 shall deleted in its entirety and replaced with the following new definition:

                           "Senior Credit Documents" means the collective
                  reference to the Credit Agreement, the notes issued pursuant thereto, the guaranties thereof, and any security documents related thereto, whether executed by the Company or any Subsidiary."

                  (c)      The following new defined term shall be inserted in
Section 1.01 after the definition of "Asset Disposition" and before the definition of "Attributable Debt":

                  "Assumed Deferred Obligations" means, with respect to any Person acquired by the Company or any Restricted Subsidiary, any Indebtedness of such Person issued to the employees of, stockholders of, or the holders of an equivalent equity interest in, any other entity previously acquired by the entity being acquired by the Company or Restricted Subsidiary, as the case may be.

                  1. Amendments to Section 4.03(b): Limitation on Indebtedness. Section 4.03(b) of the Indenture shall be amended as set forth below:

                  (a) Clause (i) of Section 4.03(b) of the Indenture shall be amended by deleting the words "$25.0 million" in the first sentence thereof and replacing them with the words "$85.0 million" so that clause (i) reads as follows:

                           "(i) Bank Indebtedness or Indebtedness Incurred
                  pursuant to any other revolving credit, term loan or working capital financings in an aggregate principal amount at any time outstanding not in excess of the greater of $85.0 million and the Borrowing Base in effect from time to time (in each case less the aggregate amount of all repayments of principal actually made thereunder since the Closing Date with Net Available Cash from Asset Dispositions pursuant to
                  Section 4.06(a)(iii)(A));"

                  (b) Clause (viii) of Section 4.03(b) of the Indenture shall be amended by deleting the words "$2.0 million" and replacing them with the words "$18.0 million" and by deleting the word "or" at the end of such section so that clause (viii) reads as follows:



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                           "(viii) Purchase Money Indebtedness, Attributable
                  Debt and Capitalized Lease Obligations in an aggregate principal amount not in excess of $18.0 million at any time outstanding;"

                  (c) Clause (ix) of Section 4.03(b) of the Indenture shall be amended by adding the words "Incurred prior to March 30, 2000" after the word "Indebtedness" in the first line thereof and adding the words "March 30, 2000" after the words "other than Indebtedness Incurred" in the fifth line thereof, and deleting the punctuation mark "." and adding the punctuation mark ";" so that clause (b)(ix) reads as follows:

                           "(ix) Indebtedness Incurred prior to March 30, 2000
                  (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this Section 4.03(b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred prior to March 30, 2000 pursuant to this clause (ix) and then outstanding, shall not exceed $15.0 million;"

                  (d) A new clause (x) shall be added to Section 4.03(b) of the Indenture as set forth below:

                           "(x) Indebtedness Incurred on or after March 30,
                  2000 (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this
                  Section 4.03(b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred on or after March 30, 2000 pursuant to this clause
                  (x) and then outstanding, shall not exceed $10.0 million; or"

                  (e) A new clause (xi) shall be added to Section 4.03(b) of the Indenture as set forth below:

                           "(xi) Indebtedness Incurred in connection with the
                  purchase by the Company of all of the outstanding capital stock of Sales Force Companies, Inc. pursuant to that certain stock purchase agreement, dated as of March 2, 2000, by and between Marketing Specialists Sales Company and Sales Force Companies, Inc., as such may be amended, in an amount not to exceed $20.0 million in the aggregate."





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                  3.       Amendments to Section 4.03(c): Limitation on
Indebtedness. Section 4.03(c) of the Indenture shall be amended by adding the following language at the end of such Section:

                           "Notwithstanding the foregoing, the Company shall
                  not, and shall not permit any Restricted Subsidiary to, Incur any Assumed Deferred Obligations pursuant to Section 4.03(b) (other than pursuant to clause (xi) of Section 4.03(b)) unless such Assumed Deferred Obligations are expressly subordinated in right of payment to the Securities. The Company or any Restricted Subsidiary shall not Incur any Indebtedness after March 30, 2000 pursuant to Section 4.03(b) (other than Indebtedness Incurred pursuant to clauses (viii) or (xi) of Section 4.03(b)) in connection with the acquisition of any Person by the Company or any Restricted Subsidiary unless substantially concurrent with such Incurrence, the Company receives cash capital contributions or cash proceeds from the sale of Capital Stock (other than Disqualified Stock) in an amount equal to such Indebtedness."

                  5. Amendments to Section 4.04(a)(C)(2): Limitation of Restricted Payments. Section 4.04(a)(C)(2) shall be deleted in its entirety and replaced with the following:

                  "(2) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to (i) a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries, (ii) MS Acquisition Limited of $10.0 million of common stock of the Company pursuant to that certain Stock Purchase Agreement, dated as of the date of the Credit Agreement, by and between the Company and MS Acquisition Limited, and (iii) any Person in connection with the sale of Capital Stock to such Person pursuant to the last sentence of Section 4.03(c));"


                  6. Amendments to Section 4.05: Limitation on Restrictions on Distributions from Restricted Subsidiaries. Clause (i) of
Section 4.05 shall be amended by inserting "(x)" before the words "an agreement" in the first line thereof





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and inserting "or (y) the Senior Credit Documents" at the end of the clause so that the clause reads as follows:

                  " (i) any encumbrance or restriction pursuant to (x) an agreement in effect at or entered into on the Closing Date or
                  (y) the Senior Credit Documents;"

                  7. Effect of Supplement Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                  8. Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  9. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

                  10. Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  11. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.





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                  IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed as of the date first above written.


                                          MARKETING SPECIALISTS CORPORATION


                                          By:
                                               --------------------------------
                                                Name:
                                                Title:


                                          THE GUARANTOR SUBSIDIARIES:

                                          MARKETING SPECIALISTS SALES COMPANY


                                          By:
                                               --------------------------------
                                                Name:
                                                Title:



                                          PAUL INMAN ASSOCIATES, INC.



                                          By:
                                               --------------------------------
                                                Name:
                                                Title:



                                          BROMAR, INC.


                                          By:
                                               --------------------------------
                                                Name:
                                                Title:





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                                          CHASE BANK OF TEXAS, NATIONAL
                                          ASSOCIATION, a Trustee



                                          By:
                                               --------------------------------
                                               Name: Mauri J. Cowen
                                               Title: Vice President and
                                                        Trust Officer









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